Exhibit 10.1

Intermec, Inc.

Summary Sheet – Employment Arrangement with Lanny H. Michael

The following summarizes the principal terms of Intermec, Inc.’s employment of Lanny H. Michael as our Senior Vice President and Chief Financial Officer:

•                                          Term.  None specified – employment at will.

•                                          Base Salary.  Base salary of $350,000 per annum.

•                                          Bonus.

1.                                       Targeted bonus equal to 70% of base salary, pro rated for calendar year 2006.

2.                                       Payment to be made in 2007 equal to the positive difference, if any, between $73,164 and the amount of actual bonus paid with respect to 2006 pursuant to Intermec Inc.’s applicable incentive bonus plan.

•                                          Equity Compensation.

1.                                       36,000 stock options, with five-year vesting and a ten-year term.

2.                                       12,000 “Performance Share Units” which entitle Mr. Michael to receive up to three shares of our common stock for each PSU upon the achievement of certain financial performance measurements over a three-year period.

3.                                       20,000 “Restricted Stock Units” which vest on the five-year anniversary of the date of grant.

•                                          Change of Control Agreement.  Eligible for change of control agreement.

•                                          Benefits.  401(k) plan and other standard benefits.